Exhibit 21


                      UNIVIEW TECHNOLOGIES CORPORATION
                         SUBSIDIARIES OF THE COMPANY


      Name                               State of Incorporation
      ----                               ----------------------
      Video Management, Inc.             Texas
           --Network America, Inc.       Oklahoma

      uniView Technologies Products
           Group, Inc.                   Texas

      uniView Softgen Corporation        Texas

      Curtis Mathes Corporation          Delaware

      uniView Xpressway Corporation      Texas

      uniView Technologies Advanced
           Systems Group, Inc.           Texas